UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of earliest event reported: December 12, 2019

CANTEL MEDICAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31337	22-1760285
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Clove Road, Little Falls, New Jersey	07424	(973) 890-7220
(Address of Principal Executive Offices)	(Zip code)	(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock	CMD	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2019, Cantel Medical Corp. (the “Company”) and Hu-Friedy Mfg. Co., LLC, its wholly owned subsidiary (“Hu-Friedy”), entered into a letter agreement (the “Letter Agreement”) with Dental Holding, LLC (“Dental Holding”) relating to the offering and sale of 438,359 of the shares of common stock of the Company (the “Excess Shares”) that were issued to Dental Holding at the closing of the Company’s acquisition of Hu-Friedy from Dental Holding in accordance with the terms of the Purchase and Sale Agreement, dated as of July 29, 2019, by and among the Company, Hu-Friedy, Dental Holding and, for limited purposes set forth therein, Ken Serota and Ron Saslow (the “Purchase and Sale Agreement”) and the Registration Rights Agreement, dated as of October 1, 2019, by and between the Company and Dental Holding (the “Registration Rights Agreement”).

The Letter Agreement amends the Registration Rights Agreement with respect to certain obligations of the Company to use its reasonable best efforts to file a registration statement on Form S-3 with the U.S. Securities and Exchange Commission covering the resale of all of the Excess Shares (a “Registration Statement”) in an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and to effect an underwritten offering of such Excess Shares (an “Offering”) following the filing of such Registration Statement and receipt of written notice from Dental Holding.  Pursuant to the Letter Agreement, the Company may satisfy the above obligations under the Registration Rights Agreement, as amended, if it files a Registration Statement and completes an Offering on or before February 15, 2020.

The Letter Agreement does not affect the other 313,112 shares of common stock of the Company that were issued at the Closing, with respect to which Dental Holding and its permitted transferees are subject to a 12-month lock-up period that began on October 1, 2019, subject to certain exceptions for permitted transfers to related persons.

In addition, the Letter Agreement amends certain provisions of the Purchase and Sale Agreement relating to payments that may be due between Dental Holding and the Company derived from the amount of proceeds realized in the Offering in certain circumstances.

The foregoing descriptions of the Letter Agreement, the Purchase and Sale Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in its entirety by reference to, the full text of the Letter Agreement (filed as Exhibit 10.1 to this Current Report on Form 8-K), the Purchase and Sale Agreement (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 30, 2019) and the Registration Rights Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 2, 2019).  This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities.  The Excess Shares were issued in a private placement pursuant to the terms of the Purchase and Sale Agreement, and may only be offered or sold pursuant to an effective registration statement or an exemption from registration under the Securities Act.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)       The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit
10.1	Letter Agreement, dated as of December 12, 2019, by and between Dental Holding, LLC, Hu-Friedy Mfg. Co., LLC and Cantel Medical Corp.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

Date: December 16, 2019	By:	/s/ George L. Fotiades
George L. Fotiades
President and Chief Executive Officer